EXHIBIT 3.2
                              AMENDED AND RESTATED
                          BY-LAWS OF PERINI CORPORATION
                       As amended through January 17, 1997


SECTION 1.        Articles of Organization

         These by-laws shall be subject to the provisions of the articles of organization of the corporation, as amended and in effect from time to time.


SECTION 2.        Stockholders

         2.1 Annual Meeting. The annual meeting of the stockholders shall be held within six months after the end of the fiscal year of the corporation at the hour, date and place which is fixed by the board of directors, the chairman of the board or the president.

         2.2 Special Meeting in Place of Annual Meeting. If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the stockholders may be held in place thereof, and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting and in such case all references in these by-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called as provided in Section 2.3.

         2.3 Special Meetings. Special meetings of stockholders may be called by the chairman of the board, by the president or by the board of directors. Special meetings shall be called by the clerk, or in case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least forty percent (40%) in interest of the capital stock entitled to vote at such meeting.

         2.4 Place of Meetings. Meetings of the stockholders may be held anywhere within the United States at such place as shall be fixed by the chairman of the board, the president or the directors. Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

         2.5 Notice of Meetings. A written notice of each meeting of stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least ten days before the meeting to each stockholder entitled to vote there at and to each stockholder who, by law, by the articles of organization or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by the secretary or an assistant secretary. No notice of any meeting of stockholders need be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto duly authorized, if filed with the records of the meeting.

         2.6 Quorum of Stockholders. At any meeting of the stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting; except that if two or more classes or series of stock are entitled to vote as separate classes or series, then in the case of each such class or series a quorum shall consist of a majority in interest of all stock of that class or series issued and outstanding; and except when a larger quorum is required by law, by the articles of organization or by these by-laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purposes. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         2.7 Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the articles of organization or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         2.8 Voting. Except as otherwise provided in the articles of organization, stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation. The corporation shall not, directly or indirectly, vote any share of its own stock.

         2.9 Matters to be considered at Annual Meeting. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, a majority of the board of directors or
(b) by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the corporation's capital stock entitled to vote at such annual meeting who complies with the procedures set forth in this Section 2.9. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the clerk of the corporation, and such stockholder or his representative must be present in person at the annual meeting. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 75 days nor more than 180 days prior to the day on which the annual meeting immediately preceding the annual meeting at which the proposal is proposed to be acted upon was initially convened (the "Anniversary Date"); provided, however, that if the annual meeting in any year is scheduled to be held on a day which is more than 7 days earlier than the Anniversary Date, then notice by a stockholder to be timely must be so delivered or received not later than the close of business on
(a) on the 20th day following the earlier of (i) the day on which such notice of the date of the annual meeting is mailed or (ii) the day on which public disclosure of the date of the annual meeting is made, or (b) if such date of notice or public disclosure occurs more than 75 days prior to the scheduled date of such meeting, then the later of (i) the 20th day following the first to occur of such notice or such public disclosure or (ii) the






75th day prior to such scheduled date of such meeting. A stockholder's notice to the clerk shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's stock transfer books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, (c) the class and number of shares of the corporation's capital stock which are beneficially owned by the stockholder and such beneficial owners (if any) on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice, and (d) any financial interest of the stockholder in such proposal.

         If the board of directors, or a designated committee thereof, determines that any stockholder proposal was not timely made in accordance with the terms of this Section 2.9, such proposal shall not be presented for action at the annual meeting in question. If the board of directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this section in any material respect, the clerk of the corporation shall promptly notify such stockholder of the deficiency in the notice. Such stockholder shall have an opportunity to cure the deficiency by providing additional information to the clerk within such period of time, not to exceed 5 days from the date such deficiency notice is given to the stockholder, as the board of directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the board of directors or such committee determines that the additional information provided by the stockholder, together with the information  previously  provided,  does not  satisfy the  requirements  of this
Section 2.9 in any material respect, then such proposal shall not be presented for action at the annual meeting in question.

         Notwithstanding the procedure set forth in the preceding paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any stockholder proposal as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this
Section 2.9. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section 2.9, he shall so declare at the annual meeting. If the presiding officer determines that a stockholder proposal was not made in accordance with the provisions of this Section 2.9, he shall so declare at the annual meeting and such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 2.9.

         2.10 Action by Writing. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.







         2.11 Proxies. Stockholders entitled to vote may vote either in person or by proxy. Any proxy must be in writing and must be filed with the clerk or other person responsible to record the proceedings of the meeting before being voted. No proxy dated more than six months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at the meeting named therein and at any adjournment of such meeting, but no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless, at or prior to exercise of the proxy, the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         2.12 Postponement or Adjournment of Annual or Special Meeting. The board of directors acting by resolution may postpone and reschedule any previously scheduled annual or special meeting of stockholders. The presiding officer at all annual or special meetings of stockholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Section 2.6. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.


SECTION 3.        Board of Directors

         3.1      Election, Number and Qualification.

                  (a) During any time that the corporation is subject to Section 50A of Chapter 156B of the Massachusetts General Laws ("Section 50A"), (1) the number of directors (which shall not be less than three or less than the number of stockholders, if less than three) shall be determined and increased or decreased from time to time only by vote of the board of directors and (2) the directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified with respect to the term for which they generally hold office, pursuant to the terms of Section 50A.

                  (b) During  any time that the  corporation  is not  subject to
Section 50A, (1) the number of directors shall be determined and increased or decreased from time to time only by vote of the board of directors, except that the board of directors may be enlarged by the stockholders at any meeting, provided that the vacancies created by such an enlargement shall be filled in accordance with Section 6 and (2) except as otherwise provided by law, by the articles of organization or by these by-laws, directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified.

                  (c) No director need be a stockholder. No decrease in the number of directors shall shorten the term of any incumbent Director.

         3.2 Powers; Issuance of Stock. Except as reserved to the stockholders by law, by the articles of organization or by these by-laws, the business of the corporation shall be managed by the directors, who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the board of directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the board of directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

         3.3 Executive Committee and Other Committees. The directors, by a vote of a majority of the directors then in office, shall elect from their number an Executive Committee composed of five members and may elect such other committees the directors shall determine, and delegate to them authority to act as and for the board to the extent permitted by law and as provided herein.

                  (a) Neither the board of directors nor the corporation shall take any of the following actions without the prior approval of a majority of the members of the Executive Committee: (i) any borrowing or guarantee by the corporation exceeding $15 million; (ii) except for issuances of stock or stock options pursuant to the corporation's incentive compensation plan or programs, any issuance of stock (whether common or preferred, whether voting or non-voting, whether junior or senior to the corporation's Series B Cumulative Convertible Preferred Stock) other than common stock of the corporation in an amount not exceeding five percent (5%) of the issued and outstanding common stock on January 17, 1997; (iii) any strategic alliance (other than a construction joint venture) involving a capital commitment exceeding $5 million;
(iv) any asset sale or lease exceeding $5 million (other than equipment dispositions in the normal course of business); (v) any redemption or amendment of the Preferred Share Purchase Rights, of the kind authorized and declared on September 23, 1988 and distributed by the corporation in September 1988 as the same have been amended on or before January 17, 1997 ("Rights"), or the preferred stock of the corporation issuable upon the exercise of such Rights, or any amendment of the Shareholder Rights Agreement by and between the corporation and State Street Bank and Trust Company, as Rights Agent, dated as of September 23, 1988, as amended through January 17, 1997; and (vi) any termination of (other than a termination on expiration) or amendment to the management agreement among the corporation, Tutor-Saliba Corporation and Ronald N. Tutor; provided, however, that for purposes of this Section 3.3(a) of the by-laws, approval of the Executive Committee shall not be required for any decision by the board of directors to redeem the Series B Cumulative Convertible Preferred Stock pursuant to Section 6(a) of the terms thereof. Notwithstanding the foregoing sentence, the board of directors of the corporation may take any of the actions specified in the preceding sentence if, after having consulted with and considered the advice of outside counsel, it has reasonably determined in good faith that the failure of the board to take such action would be likely to cause the members of such board to breach their fiduciary duties under applicable law.

                  (b) The Executive Committee shall make the rules for the conduct of its business; provided, however, that it shall have no permanent chairman, shall report its actions to the board of directors, and shall keep minutes of its meetings. Other committees created and elected by the directors may exercise such powers other than those powers delegated to the Executive Committee, as the directors determine. Except as the directors may otherwise determine, any such other committee may make the rules for the conduct of its business, but unless otherwise provided by the directors or waived, its business shall be conducted, or its actions taken in as nearly as may be the same manner as is provided for by these by-laws with respect to meetings or for the conduct of business or the taking of action by the directors.

                  (c) All members of such committees shall hold such offices, and all such committees shall exist, solely at the pleasure of the board of directors; provided, however, that the Executive Committee may not be disbanded, reorganized, or reconstituted without the prior written approval of a majority of the members of the Executive Committee as constituted prior to such change (if the holders of the Series B Cumulative Convertible Preferred Stock then have the right to designate more than one member of the Executive Committee pursuant to the Certificate of Vote establishing such series, including the members so designated by the holders of the Series B Cumulative Convertible Preferred Stock); provided further, however, that the board shall not take any action that would result in there being fewer members of the Executive Committee designated by the holders of the Series B Cumulative Convertible Preferred Stock than such holders are entitled to designate pursuant to the Certificate of Vote establishing such series. The board shall have the power to rescind any action of any committee (other than decisions or actions of the Executive Committee pursuant to Section 3.3(a) or 4.5 hereof); provided, however, that no such rescission shall have any retroactive effect.

         3.4 Meetings. Regular meetings of the directors, including the first meeting of the board following the annual meeting of the stockholders, may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting when called by the chairman of the board, the vice chairman of the board, the president, the treasurer or by the directors, notice thereof being given to each director by the clerk or an assistant clerk or by the secretary or an assistant secretary or by the officer or the directors calling the meeting. Directors may participate in meetings of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

3.5 Notice. It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         3.6 Quorum. At any meeting of the directors a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.






         3.7 Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action except when a larger vote is required by law, by the articles of organization or by these by-laws.

         3.8 Action by Writing. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if a written consent thereto is signed by all the directors and such written consent is filed with the records of the meetings of the directors. Such consent shall be treated for all purposes as a vote at a meeting.

         3.9 Nomination of Directors. Nominations of candidates for election as directors of the corporation at any annual meeting of stockholders may be made
(a) by, or at the direction of, a majority of the board of directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the corporation's capital stock entitled to vote at such meeting who complies with the procedures set forth in this
Section 3.9. Any stockholder who seeks to make such a nomination, or his representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3.9 shall be eligible for election as directors at an annual meeting of stockholders.

         Nominations, other than those made by, or at the direction of, the board of directors, shall be made pursuant to timely notice in writing to the clerk of the corporation as set forth in this Section 3.9. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 75 days nor more than 180 days prior to the Anniversary Date; provided, however, that if the annual meeting in any year is scheduled to be held on a day which is more than 7 days earlier than the Anniversary Date then notice by a stockholder to be timely must be so delivered or received not later than the close of business on (a) the 20th day following the earlier of (i) the day on which such notice of the date of the annual meeting is mailed or (ii) the day on which public disclosure of the date of the annual meeting is made, or (b) if such date of notice or public disclosure occurs more than 75 days prior to the scheduled date of such meeting, then the later of (i) the 20th day following the first to occur of such notice or such public disclosure or (ii) the 75th day prior to such scheduled date of such meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person for the past five years and (iii) the class and number of shares of the corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder's notice and (ii) the class and number of shares of the corporation's capital stock which are beneficially owned by such stockholder and such beneficial owners (if any) on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the board of directors, any person nominated by, or at the direction of, the board of directors for election as a director at an annual meeting shall furnish to the clerk of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         No person shall be elected by the stockholders as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 3.9. If the board of directors, or a designated committee thereof, determines that any stockholder nomination was not timely made in accordance with the terms of this Section such nomination shall not be considered at the annual meeting in question. If the board of directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.9 in any material respect, the clerk of the corporation shall promptly notify such stockholder of the deficiency in the notice. Such stockholder shall have an opportunity to cure the deficiency by providing additional information to the clerk within such period of time, not to exceed 5 days from the date such deficiency notice is given to the stockholder, as the board of directors or such committee shall determine. If the deficiency is not cured within such period, or if the board of directors or such committee reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 3.9 in any material respect, such nomination shall not be considered at the annual meeting in question.

         Notwithstanding the procedure set forth in the preceding paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any nominations by a stockholder as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section 3.9. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 3.9, he shall so declare at the annual meeting. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3.9, he shall so declare at the annual meeting and such nomination shall be disregarded.


SECTION 4.        Officers and Agents

         4.1 Enumeration and Qualification. The officers of the corporation shall be a chairman of the board, a president, a treasurer, a clerk, a secretary and such other officers, including a vice-chairman of the board and one or more vice-presidents, as the directors from time to time may in their discretion elect or appoint. The corporation may also have such agents as the directors from time to time may in their discretion appoint. The president, the chairman of the board and the vice-chairman of the board, if any, shall be elected from the board of directors, but need not be stockholders. No other officer need be a director or stockholder. The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held in the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

         4.2 Powers. Subject to law, to the articles of organization and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors may from time to time designate.

         4.3 Election. The chairman of the board, the president, the treasurer and the clerk shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders. All other directors shall be elected or appointed from time to time as the directors may in their discretion determine.

         4.4 Tenure. Except as otherwise provided by law or by the articles of organization or by these by-laws, the chairman of the board, the president, the treasurer and the clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the stockholders unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors.

         4.5 Chairman of the Board, Vice-Chairman of the Board and President. The chairman of the board shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and of the directors at which he is present. The vice-chairman of the board, if there be such an officer, shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and of the directors at which he is present.
The chairman and vice-chairman shall each advise with and make his counsel available to the other officers of the corporation and each shall have such other duties and powers as shall be prescribed from time to time by the directors.

         The chief executive officer shall, subject to the direction of the Executive Committee for so long as it exists and thereafter subject to the direction of the directors, have general charge of the property and business of the corporation and of all operations, shall employ and remove at pleasure and fix the duties and compensation of managers, agents, salesmen, clerks, workmen and other subordinate employees of the corporation, and shall have such other duties and powers as shall be prescribed from time to time by the directors.

         The president, subject to the direction of the Executive Committee for so long as it exists and thereafter subject to the direction of the directors and of the chairman of the board, shall direct and supervise the administration of the business and affairs of the corporation and shall have such other duties and powers as shall be prescribed from time to time by the directors.

         4.6 Vice  Presidents.  The vice  presidents  shall have such duties and powers as shall be prescribed for them respectively from time to time by the directors or by the chief executive officer. The directors or the chief executive officer may from time to time designate one or more vice presidents as executive vice president, financial vice president, administrative vice president, senior vice president, or otherwise, or may otherwise fix or indicate the order of their rank, and, in their or his discretion, may from time to time change or revoke any such designation. In the event of the death or disability of the president, the vice president designated by the directors or the chief executive officer, or in the absence of such designation, the vice presidents in the order of their rank, shall perform all the duties of the president, and when so acting shall have all the powers of the president.

         4.7 Treasurer and Assistant Treasurers. The treasurer shall, subject to the direction and under the supervision of the board of directors, have general charge of the financial concerns of the corporation and of its funds and valuable papers, and shall have such other duties and powers as may be prescribed from time to time by the directors or the chief executive officer. The treasurer shall report to the directors but in the ordinary conduct of the company's business shall be under the supervision of the chief executive officer or such other officer as the directors from time to time may determine.

         Any assistant treasurers shall have such duties and powers as shall be prescribed from time to time by the directors, the chief executive officer or the treasurer, and shall be responsible to and shall report to the treasurer.

         4.8 Clerk and Assistant Clerk. The clerk shall keep a true record of all proceedings of the stockholders. If no secretary is elected, the clerk shall keep a true record of the proceedings of all meetings of the directors. In the absence of the clerk from any meeting of stockholders (or directors, if there is no secretary), an assistant clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the clerk shall keep or cause to be kept the transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each. Any assistant clerk shall have such duties and powers as shall be prescribed from time to time by the directors.

         4.9 Secretary and Assistant Secretaries. The secretary shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

         Any assistant secretaries shall have such duties and powers as shall be prescribed from time to time by the directors, the chief executive officer or the secretary, and shall be responsible to and shall report to the secretary.


SECTION 5.        Resignations and Removals

         Any director or officer may resign at any time by delivering his resignation in writing to the president, the treasurer or the clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A director (including persons elected by directors to fill vacancies in the board) may be removed from office only (a) if Section 50A is then applicable to the corporation, for cause by the stockholders by the affirmative vote of the majority of the shares outstanding and entitled to vote in the election of directors or with or without cause by vote of a majority of the directors then in office or (b) if Section 50A is not then applicable to the corporation, with or without cause by vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, or for cause by vote of a majority of the directors then in office.

         The directors may remove any officer elected by them with or without cause by the vote of a majority of the directors then in office. A director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.


SECTION 6.        Vacancies

         Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled (i) if Section 50A is then applicable to the corporation, only by the directors by vote of a majority of the directors then in office and (ii) if Section 50A is not them applicable to the corporation, by the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the clerk, until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. The directors shall have and may exercise all their powers not withstanding the existence of one or more vacancies in their number.


SECTION 7.        Capital Stock

         7.1 Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be stated in the articles of organization.

         7.2 Fractional Shares. The corporation may issue fractional shares and may issue in lieu thereof scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of such scrip aggregating a full share. The terms and conditions and manner of issue of such scrip to be fixed by the directors.

         7.3 Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any of the shares held by him, in such form as shall be prescribed from time to time by the directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

         7.4 Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the directors may prescribe.


SECTION 8.        Transfer of Shares of Stock

         8.1 Transfer of Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificates therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors of the transfer agent of the corporation may reasonably require.

         8.2 Record Holder. Except as may be otherwise required by law, the articles of organization or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.

         It shall be the duty of each stockholder to notify the corporation of his post office address.

         8.3 Record Date and Closing Transfer Books. The directors may fix in advance a time, not more than sixty days before the date of any meeting of stockholders or the date for payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the directors may for any of such purposes close the transfer books for all or any part of such period.








SECTION 9.        Indemnification of Directors and Officers

         9.1 General. Subject to the provision of this Section and any limitations imposed by law, the corporation shall indemnify its directors and officers against all expenses incurred by them in connection with any proceeding in which they are involved by reason of their serving in such capacities except that (i) no indemnification shall be provided for any director or officer with respect to any matter as to which he shall have been adjudicated not to have acted in good faith and in the reasonable belief that his action was in the best interests of the corporation, or with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful, and (ii) no indemnification shall be provided for any director or officer with respect to a proceeding by or in the right of the corporation in which he is adjudicated to be liable to the corporation. Such indemnification may be provided to an officer or director in connection with a proceeding in which it is alleged that he received an improper personal benefit by reason of his position, regardless of whether the claim involves his services in such capacity, subject to the foregoing limitation, unless it shall have been determined that an improper personal benefit was received by the director or officer. Except as provided in
Section 9.2, indemnification under this Section 9 shall be authorized in each case as determined by the board of directors, which may act notwithstanding that one or more of these members are parties to the proceeding in question or otherwise have an interest in such indemnification.

         9.2 Mandatory Indemnification. Notwithstanding any contrary provisions of this Section, if a director or officer of the corporation has been wholly successful on the merits in defense of any proceeding in which he was involved by reason of his position or as a result of his serving in such capacity (including the termination of investigative or other proceedings without a finding of fault on the part of the director of officer), he shall be indemnified by the corporation against all expenses incurred by him in connection therewith.

         9.3      Definitions.  For purposes of this Section 9:

                  (a) A "director" or "officer" means any person serving in an office filled by appointment or election by the directors or the stockholders and also includes (i) a director or officer of the corporation serving at the request of the corporation as a director, officer, employee, trustee, partner or other agent of another organization, (ii) any person who formerly served as a director or officer, and (iii) the heirs or personal representatives of such persons;

                  (b) "Expenses" means all expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defense of a proceeding or in successfully seeking indemnification under Section 9.2 hereof, and any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and

                  (c) A "proceeding" means any threatened,  pending or completed
action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or
investigative, and any claim which could be the subject of a proceeding.






         9.4 Advances. Except as limited by law, expenses incurred by a director or officer in defending any proceeding in which he is involved by reason of serving in such capacities may be paid by the corporation in advance of final disposition of the proceeding upon receipt of his written undertaking to repay such amount if it is ultimately determined that he is not eligible to be indemnified, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of such persons to make repayment; provided, that no such advance payment shall be made if it is determined by the board of directors on the basis of the circumstances known at the time (without further investigation) that said director or officer will ultimately be ineligible to be indemnified under this
Section 9.

         9.5 Settlement Proceedings. If a proceeding is compromised or settled in a manner which imposes a liability or obligation upon a director or officer,
(i) no indemnification shall be provided to him with respect to a proceeding by or in the right of the corporation unless the board of directors determines in its discretion that indemnification is appropriate under the circumstances, and
(ii) no indemnification shall be provided to him with respect to any other type of proceeding if it is determined by the board of directors that said director or officer is ineligible to be indemnified under this Section 9. The determination by the board of directors in each case shall be made on the basis of the circumstances know to it at that time without further investigation.

         9.6 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation against any liability or cost incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability or cost.

         9.7 Employee Benefit Plans. If the corporation or any of its directors or officers sponsors, undertakes or incurs any responsibility as a fiduciary with respect to an employee benefit plan, then, for purposes of indemnification of such person under this Section (i) a "director" or "officer" shall be deemed to include any director or officer of the corporation who serves at its request in any capacity with respect to said plan, (ii) such director or officer shall be deemed not to have failed to have acted in good faith and in the reasonable belief that his action has in the best interests of the corporation if he acted in good faith and in the reasonable belief that his action was in the best interest of the participants or beneficiaries of said plan, and (iii) "expenses" shall be deemed to include any taxes or penalties assessed on such director or officer with respect to said plan under applicable law.

         9.8 Other Provisions. The provisions of this Section 9 shall not be construed to limit the power of the corporation to indemnify its officers or directors to the full extent permitted by law and enter specific agreements or arrangements for this purpose. In addition, the corporation shall have power to indemnify any of its agents or employees who are not directors or officers on any terms consistent with law which it deems to be appropriate.

         9.9 Amendment. The provisions of this Section 9 may be amended or repealed by the stockholders; however, no such amendment or repeal which adversely affects the rights of a director of officer under this Section 9 with respect to his acts or omissions at any time prior to such amendment or repeal, shall apply to him without consent.


SECTION 10.         Miscellaneous

         10.1 Corporate Seal. The seal of the corporation shall, subject to alteration by the directors, consist of a flat faced circular die with the words "Massachusetts" and "Corporate Seal", together with the name of the corporation and the year of its organization, cut or engraved thereon.

         10.2 Execution of Papers. Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chief executive officer.

         10.3 Voting of Securities. Unless otherwise provided by the board of directors, the chairman of the board, president or treasurer each may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney-in-fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

         10.4 Fiscal Year. Except as from time to time provided by the board of directors, the fiscal year of the corporation shall end on the 31st day of December.

         10.5 Corporate Records. The original, or attested copies of the articles of organization, by-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at any office of its transfer agent, clerk or resident agent, and shall be open at reasonable times to the inspection of any stockholder to the extent permitted by the articles of organization.

         10.6 Control Share Acquisition. Until such time as this Section 10.6 shall be repealed or these by-Laws shall otherwise be amended to provide otherwise, in each case in accordance with Section 11 of these by-Laws, the provisions of Chapter 110D of the Massachusetts General Laws ("Chapter 110D") shall not apply to "control share acquisitions" of the corporation within the meaning of Chapter 110D.

SECTION 11.         Amendments

         These by-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose by vote of the stockholders entitled to vote on the matter of the proposed alteration, amendment or repeal, and the sections to be affected thereby. If authorized by the articles of organization, these by-laws may also be altered, amended or repealed by vote of the majority of the directors then in office, except that the directors shall not amend the by-laws in a manner which:






                    (a) Alters or abolishes any preferential right of stock of a series with shares already outstanding;

                    (b) Creates, alters or abolishes any right in respect of redemption of stock of a series with shares already outstanding;

                    (c) Creates or alters any restriction on transfer applicable to stock of a series with shares already outstanding;

                    (d) Excludes or limits the right of a stockholder of a series with shares already outstanding to vote on a matter;

                    (e) Alters the provisions for indemnification of directors or affects the powers of directors or officers to contract with the corporation.

         Any by-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.


334340.c2